EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-231941) of our report dated June 29, 2020, relating to the financial statements and financial statement schedule of the PyraMax Bank, FSB 401(k) Savings Plan which appears in this Form 11-K.
/s/ Wipfli LLP
Wipfli LLP
Milwaukee, Wisconsin
June 29, 2020